                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       -----------------------------------

                                 Alkermes, Inc.
                               ------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Pennsylvania                                        23-2472830
-------------------------------                         -------------------
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

64 Sidney Street, Cambridge, Massachusetts                02139-4234
------------------------------------------              ---------------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                                 Alkermes, Inc.
                  Stock Option Plan for Non-Employee Directors
                           1998 Equity Incentive Plan
                           --------------------------
                            (FULL TITLE OF THE PLAN)

                                 Richard F. Pops
                             Chief Executive Officer
                                 Alkermes, Inc.
                                64 Sidney Street
                       Cambridge, Massachusetts 02139-4234
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (617) 494-0171
           -----------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 with a copy to:

                           Jennifer L. Miller, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                               1735 Market Street
                      Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

-------------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES     AMOUNT TO BE    PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
   TO BE REGISTERED     REGISTERED(1)        PRICE PER SHARE(2)           OFFERING PRICE(2)        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

Common Stock,
Par value $.01 per
share                     201,616(3)               $37.97                    $7,655,360                 $2,021
-------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.

(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company's Common Stock on October 20, 2000, $37.97, as reported on the Nasdaq National Market for securities of the same class as those to be offered.

(3) This registration statement relates to 200,000 shares of Common Stock, $.01 par value per share, reserved for issuance under the Stock Option Plan for Non-Employee Directors (the "Director Plan"), which shares are in addition to 300,000 shares of Common Stock, $.01 par value per share, previously registered pursuant to a Registration Statement on Form S-8 and filed with the Securities and Exchange Commission (Registration No. 333-13283) and 1,616 shares of Common Stock, $.01 par value per share, reserved for issuance under the 1998 Equity Incentive Plan (the "1998 Plan"), which shares are in addition to 917,354 shares of Common Stock, $.01 par value per share, previously registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-89575) and filed with the Securities and Exchange Commission. The current filing is being made to register the 200,000 shares which are issuable under the Director Plan and the 1,616 shares which are issuable under the 1998 Plan.

     Part I and Items 4-7 and 9 of Part II of Alkermes, Inc.'s Registration Statements on Form S-8 (File Nos. 333-13283 and 333-89575) are incorporated by reference herein pursuant to Instruction E of Form S-8.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Alkermes, Inc. (the "Company") (File No. 0-19267) or pursuant to the Securities Act of 1933, as amended (the "Securities Act") are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

     (b)  Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

     (c) Current Reports on Form 8-K dated March 30, 2000, April 28, 2000 and June 12, 2000; and

     (d) Item 1 of Registration Statement of the Company on Form 8-A dated June 28, 1991, as amended by a Report on Form 8-A/A dated January 17, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

     4.1 Specimen of Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 as amended (File No. 33-40250)).

     4.2 Specimen of Preferred Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

     4.3 Specimen of Non-Voting Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.4 to the Registrant's Report on form 10-K for the fiscal year ended March 31, 1999).

     4.4 Indenture, dated as of March 1, 1998, between the Registrant and State Street Bank and Trust Company, as trustee (Incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

     5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

     23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of
          Exhibit 5).

     23.2 Consent of Deloitte & Touche LLP.

     24   Power of Attorney (included in signature page).

     99.1 Alkermes, Inc. Stock Option Plan for Non-Employee Directors.

     99.2 Alkermes, Inc. 1998 Equity Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 27, 2000.


                                           ALKERMES, INC.


                                           By /s/ Richard F. Pops
                                              ----------------------------
                                              Richard F. Pops
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below in so signing also makes, constitutes and appoints Richard F. Pops and James M. Frates, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

       Signature                    Title                           Date
       ---------                    -----                           ----

/s/ Michael A. Wall          Director and                       October 27, 2000
------------------------     Chairman of the Board
Michael A. Wall


/s/ Richard F. Pops          Director and Chief                 October 27, 2000
------------------------     Executive Officer
Richard F. Pops              (Principal Executive Officer)


/s/ Robert A. Breyer         Director, President                October 27, 2000
------------------------     and Chief Operating Officer
Robert A. Breyer

/s/ James M. Frates          Vice President, Chief              October 27, 2000
------------------------     Financial Officer and Treasurer
James M. Frates              (Principal Financial Officer
                             and Principal Accounting Officer)


/s/ Floyd E. Bloom           Director                           October 27, 2000
------------------------
Floyd E. Bloom


/s/ John K. Clarke           Director                           October 27, 2000
------------------------
John K. Clarke


                             Director
------------------------
Alexander Rich


/s/ Paul Schimmel            Director                           October 27, 2000
------------------------
Paul Schimmel

                                  EXHIBIT INDEX


Number                       Exhibit
------                       -------

4.1 Specimen of Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 as amended (File No. 33-40250)).

4.2 Specimen of Preferred Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

4.3 Specimen of Non-Voting Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.4 to the Registrant's Report on form 10-K for the fiscal year ended March 31, 1999).

4.4 Indenture, dated as of March 1, 1998, between the Registrant and State Street Bank and Trust Company, as trustee (Incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of
          Exhibit 5).

23.2      Consent of Deloitte & Touche LLP.

24        Power of Attorney (included in signature page).

99.1      Alkermes, Inc. Stock Option Plan for Non-Employee Directors.

99.2 Alkermes, Inc. 1998 Equity Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999).